                                                                       EXHIBIT 4
                           FIRST AMENDMENT TO AMENDED
                         AND RESTATED CREDIT AGREEMENT
                         -----------------------------


          THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "First Amendment") made and entered into the 16th day of January, 1996, by and
----------------
between AMERAC ENERGY CORPORATION, a Delaware corporation, and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the above named parties did execute and exchange counterparts of that certain Amended and Restated Credit Agreement dated as of May 12, 1995 (the "Agreement") to which reference is here made for all purposes;
      ---------

          WHEREAS, the above named parties are desirous of amending the Agreement in the particulars hereinafter set forth;

          NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement and agreements of the parties hereto as set forth in this First Amendment, the parties hereto agree as follows:

                            ARTICLE I.  DEFINITIONS

          As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement and terms defined herein shall be incorporated into the Agreement unless expressly provided to the contrary.

                            ARTICLE II.  AMENDMENTS

          2.01 The Agreement is hereby amended to substitute for the first paragraph of Section 2.4 the following:

           Unit redetermined by the Lender as set forth below in this Section, as of January 16, 1996 the Borrowing Base is $10,600,000.00 and will decrease (a) $185,000.00 on the first day of each calendar month beginning on February 1, 1996 and (b) $185,000.00 when that certain Mortgaged Property commonly known as the Northwest Arapahoe Unit located in Cheyenne County, Colorado is sold.

          2.02 The Agreement is hereby amended to substitute for Section 5.20 of the Agreement the following:

          5.20  Proceeds of Production.  Direct all purchasers of production or
                ----------------------
          disbursers of proceeds of production from the Borrowing Base Properties to pay such proceeds directly to a lock-box maintained by the Borrower and the Lender.

          2.03 The Agreement is hereby amended to substitute for Section 5.23 of the Agreement the following:

          5.23 Fixed Charge Coverage Ratio.  The Borrower will maintain for the
               ---------------------------
          one (1) fiscal quarter period ending March 31, 1996, a ratio of (a) net cash flow from operations exclusive of working capital changes to
          (b) twenty-five percent (25%) of an amount equal to the quotient of
          (i) the Borrowing Base as of March 31, 1996 divided by (ii) five, of no less than 1.2 to 1.0.

          The Borrower will maintain for the two (2) fiscal quarter period ending June 30, 1996, a ratio of (a) net cash flow from operations exclusive of working capital changes to (b) fifty percent (50%) of an amount equal to the quotient of (i) the Borrowing Base as of June 30, 1996 divided by (ii) five, of no less than 1.2 to 1.0.

          The Borrower will maintain for the three (3) fiscal quarter period ending September 30, 1996, a ratio of (a) net cash flow from operations exclusive of working capital changes to (b) seventy-five percent (75%) of an amount equal to the quotient of (i) the Borrowing Base as of September 30, 1996 divided by (ii) five, of no less than
          1.2 to 1.0.

          The Borrower will maintain for each four (4) fiscal quarter period beginning with the four (4) fiscal quarter period ending December 31, 1996, a ratio of (a) net cash flow from operations exclusive of working capital changes to (b) an amount equal to the quotient of (i) the Borrowing Base as of the last day of the last fiscal quarter in such four fiscal quarter period divided by (ii) five, of no less than
          1.2 to 1.0.

          2.04 The Agreement is hereby amended to substitute for Section 6.16 of the Agreement the following:

          6.16 Overhead Expense. For each of the 1995 and 1996 fiscal years of
               ----------------
          the Borrower, the Borrower will not incur general and administrative expenses in excess of $1,600,000.00. For each fiscal quarter of the Borrower after the 1996 fiscal year of the Borrower, the Borrower will not incur general and administrative expenses in excess of twenty-four percent (24%) of gross revenues attributable to its oil and gas operations for any such fiscal quarter.

          2.05 The Agreement is hereby amended to add all of the Oil and Gas Properties set forth on Exhibit A hereto (identified by their commonly known names) to Exhibits C and D of the Credit Agreement.

                  ARTICLE III.  REPRESENTATIONS AND WARRANTIES

          The Borrower hereby expressly remakes in favor of the Lender all of the representations and warranties set forth in ARTICLE IV of the Agreement, as amended

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

hereby, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement.

                           ARTICLE IV.  RATIFICATION

          Each of the parties hereto does hereby adopt, ratify and confirm the Agreement, in all things in accordance with the terms and provisions thereof, as modified or amended by this First Amendment.

                           ARTICLE V.  MISCELLANEOUS

          5.01 All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

          5.02 THIS FIRST AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

          IN WITNESS WHEREOF, this First Amendment to Amended and Restated Credit Agreement is executed as of the date first above written.

                                    AMERAC ENERGY CORPORATION


                                    By:  /s/ JEFFREY B. ROBINSON
                                       ---------------------------------------
                                          Jeffrey B. Robinson
                                          President and Chief Executive Officer

                      (Signatures continued on next page)

                                    BANK ONE, TEXAS, NATIONAL
                                      ASSOCIATION


                                    By:  /s/ MELANIE M. OTTENS
                                       ----------------------------------------
                                          Melanie M. Ottens
                                          Vice President

                                   EXHIBIT A
                                      TO
           FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT



GARVIN COUNTY, OKLAHOMA (GOLDEN TREND)
-----------------------

     Rose, George L.C. #1 (everything except Hart Sand formation)

     Wacker, G. F. #1 (everything except Gibson Sand formation)

     Adams #2

     Olmstead #2 (everything except Gibson Sand formation)

     Bradshaw, L.R. #1

     Olmstead #4 (everything except Gibson Sand formation)

     Townsend "C" #1 (everything except Gibson Sand formation)

     Roller #2

     Worden, Gordon #1-12 (everything except Gibson Sand formation)

     Tippitt Lease #3 (everything except Gibson Sand formation)

     Bonney, W.C. #1 (Unit)

     Bradshaw #2

     Buckhultz, Mollie (Viola and Hart formations only)

     Rose, George L. #1 (everything except Hart Sand formation)

     Powell, Grady #1 (Hart, Hunton, Sycamore & Viola formations only)

     Lindsay, S.A. #1

     Porter "A" #1-35 (Hunton & Woodford formations only)

     Eskridge, T. H. #1

     Ball, J. B. #1-11

     Rankin "A"

     Gardenhire A #1

     Temple "A" #1

     Brinkman A #1-11

     Trammel McCaughey

     Bell #2

     Wesley Wolfe #1-35

     Searcy #32-1

     Lemke, Beulah #1

     Bradley #1A-7

     Poindexter "A"


ROOKS COUNTY, KANSAS (RIFFE)
--------------------

     Walker-Miller #1

     F. Walker, B. Lease

     Walker A#11 PUD

     Walker A #10 PUD

     Walker A #9

     Walker-Miller #12

     Walker A & B Lease

     F. Walker #1

     Bird-Hale

     Smith #1

     Bird B-1

     Balderston #1-13

     Randolph, C. Lease


STEPHENS COUNTY, OKLAHOMA (SHO-VEL-TUM)
-------------------------

     Saird #'s 1-8 (Sycamore Lime formation only)

     Emmerson #1 (Sycamore Lime formation only)


CLEVELAND COUNTY, OKLAHOMA
--------------------------

     Fessenbeck #4 (wellbore of #4 and Tulip Creek formation only)


JONES COUNTY, TEXAS
-------------------

     Truby Well

                                       3